                                                                      EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
COMPUTATION OF PER SHARE AMOUNTS
-------------------------------------------------------------------------------

                                       1995            1994          1993
                                       ----            ----          ----
                                                    (RESTATED)    (RESTATED)
PRIMARY:
Net income                       $  9,956,000     $  4,417,000  $  1,569,000
Income related to the
  assumed purchase of U.S.
  government securities
  (net of income taxes)                -                 -           231,000
                                 ------------     ------------  ------------
Adjusted net income              $  9,956,000     $  4,417,000  $  1,800,000
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------
Weighted average number of
  common shares                    13,475,000       12,344,000    11,010,000
Assumed number of shares issued
  from common share equivalents     2,403,000        2,020,000     2,587,000
                                 ------------     ------------  ------------
Weighted average number of
  common and common equivalent
  shares                           15,878,000       14,364,000    13,597,000
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------
Net income per share:
  Primary                        $       0.63     $       0.31  $       0.13
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------



FULLY DILUTED:
Net income                       $  9,956,000     $  4,417,000  $  1,569,000
Income related to the
  assumed purchase of U.S.
  government securities
  (net of income taxes)                -                 -           153,000
                                 ------------     ------------  ------------
Adjusted net income              $  9,956,000     $  4,417,000  $  1,722,000
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------
Weighted average number
  of common shares                 13,475,000       12,344,000    11,010,000
Assumed number of shares issued
 from common share equivalents      2,776,000        2,223,000     2,587,000
                                 ------------     ------------  ------------
Weighted average number of
  common and common equivalent
  shares                           16,251,000       14,567,000    13,597,000
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------
Net income per share:
 Fully diluted                   $       0.61     $       0.30  $       0.13
                                 ------------     ------------  ------------
                                 ------------     ------------  ------------



NOTE: The effect of options and warrants was calculated using the modified treasury stock method for the years ended
      September 30, 1994 and 1993.